UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2005

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	00028489	84-1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center #206, Princeton, New Jersey	08546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 895-7150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 31, 2005, Mr. Steven Roth resigned as a member the Registrant’s Board of Directors. Such resignation was not the result of any disagreement between the Registrant and Mr. Roth. See Mr. Roth’s resignation letter attached as Exhibit 17.

Effective September 1, 2005, the Board of Directors of the Registrant nominated and elected Mr. Richard Berman to fill the vacancy created by Mr. Roth’s resignation. Mr. Berman is currently the Chairman and CEO of Internet Commerce Corporation, an internet supply chain company, Chairman of Candidate Resources, Inc., a company which delivers human resources services over the web, Chairman of Financial Services Co., a financial services company, and he serves as a director of various public companies, including Dyadic International, Inc., International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc., and GVI Security Solutions, Inc.

Item 9.01.  Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Exhibits

17.	Letter from resigning director Steven Roth, dated August 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2005

ADVAXIS, INC.

	By:	/s/ J. Todd Derbin
Name: J. Todd Derbin
Title: President and Chief Executive Officer